As filed with the Securities and Exchange Commission on March 3, 2026

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMMUNOME, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0694340
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18702 N. Creek Parkway, Suite 100

Bothell, WA 98011

(Address of Principal Executive Offices)

Immunome, Inc. 2020 Equity Incentive Plan

Immunome, Inc. 2020 Employee Stock Purchase Plan

Immunome, Inc. 2024 Inducement Plan

(Full titles of the plans)

Clay Siegall, Ph.D.

Chief Executive Officer

Immunome, Inc.

18702 N. Creek Parkway, Suite 100

Bothell, WA 98011

(425) 939-7410

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll, Esq.

Carlos Ramirez, Esq.

Dylan Kornbluth, Esq.

Cooley LLP

10265 Science Center Drive

San Diego, California 92121

Tel: (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the registrant on Form S-8 relating to the same employee benefit plans are effective.

The registrant previously registered shares of its Common Stock for issuance under its 2020 Equity Incentive Plan (the “2020 Plan) and 2020 Employee Stock Purchase Plan (the “2020 ESPP”) under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 25, 2021 (File No. 333-254731), March 16, 2023 (File No. 333-270598), and February 2, 2024 (File No. 333-276839). Additionally, the registrant previously registered shares of its Common Stock for issuance under its 2020 Plan, 2020 ESPP and 2024 Inducement Plan under a Registration Statement on Form S-8 filed with the Commission on March 19, 2025 (File No. 333-285930). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)
The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 3, 2026;
(b)
The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2025; and
(c)
The description of the Registrant’s Common Stock set forth in the Registration Statement on Form 8-A filed with the Commission on September 30, 2020, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

Exhibit Number	Description

4.1

Amended and Restated Certificate of Incorporation of the Registrant (Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the Commission on October 6, 2020 and incorporated herein by reference).

4.2

Certificate of Amendment, dated October 2, 2023 to the Amended and Restated Certificate of Incorporation of Immunome, Inc. to implement Officer Exculpation (Filed as Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 4, 2023 and incorporated herein by reference).

4.3

Certificate of Amendment, dated October 2, 2023 to the Amended and Restated Certificate of Incorporation of Immunome, Inc. to implement the Authorized Share Increase (Filed as Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 4, 2023 and incorporated herein by reference).

4.4	Amended and Restated Bylaws of the Registrant (Filed as Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed with the Commission on October 6, 2020 and incorporated herein by reference).

4.5	Form of Common Stock Certificate (Filed as Exhibit 4.2 to Amendment No. 1 to Registrant’s Registration Statement on Form S-1/A filed on September 24, 2020 and incorporated herein by reference).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1+	2020 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on November 9, 2023).

99.2+

Forms of Executive and Non-Executive Stock Option Grant Notice, Option Agreement and Notice of Exercise for the 2020 Equity Incentive Plan (Filed as Exhibit 10.7 to Registrant’s Annual Report on Form 10-K filed with the Commission on March 19, 2025 and incorporated herein by reference).

99.3+

Immunome, Inc. 2024 Inducement Plan, as amended, and Forms of Executive and Non-Executive Stock Option Grant Notice, Option Agreement and Notice of Exercise thereunder (incorporated by reference in Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on August 6, 2025).

99.4+

Immunome, Inc. 2020 Employee Stock Purchase Plan (Filed as Exhibit 10.8 to Amendment No. 1 to Registrant’s Registration Statement on Form S-1/A filed with the Commission on September 24, 2020 and incorporated herein by reference).

107*	Filing Fee Table.

* Filed herewith.

+ Denotes management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on March 3, 2026.

IMMUNOME, INC.

By:	/s/ Clay Siegall
Clay Siegall, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clay Siegall, Ph.D. and Max Rosett, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Clay Siegall	President, Chief Executive Officer and Chairman of the Board of Directors	March 3, 2026
Clay Siegall, Ph.D.	(Principal Executive Officer)

/s/ Max Rosett	Chief Financial Officer	March 3, 2026
Max Rosett	(Principal Financial and Accounting Officer)

/s/ Isaac Barchas	Director	March 3, 2026
Isaac Barchas

/s/ Jean-Jacques Bienaimé	Director	March 3, 2026
Jean-Jacques Bienaimé

/s/ James Boylan	Director	March 3, 2026
James Boylan

/s/ Carol Schafer	Director	March 3, 2026
Carol Schafer

/s/ Sandra M. Swain	Director	March 3, 2026
Sandra M. Swain, M.D.

/s/ Philip Wagenheim	Director	March 3, 2026
Philip Wagenheim